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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549-1004

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


            Date of report
(Date of earliest event reported)     October 13, 2000
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                           Orleans Homebuilders, Inc.
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             (Exact name of registrant as specified in its charter)


         Delaware                        1-6830                   59-0874323
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(State or other jurisdiction      (Commission File Number)      (IRS Employer
       of incorporation)                                     Identification No.)


One Greenwood Square, 3333 Street Road, Suite 101, Bensalem, PA      19020
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(Address of Principal Executive Offices)                           (Zip Code)

Registrant's telephone number, including area code: (215) 245-7500
                                                    ----------------------------


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          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On October 13, 2000, pursuant to a Stock Purchase Agreement dated October 12, 2000, Orleans Homebuilders, Inc. (the "Registrant") completed its acquisition of all of the issued and outstanding shares of Parker & Lancaster Corporation ("PLC"), a privately-held Virginia corporation, from the six individual shareholders of PLC (the "PLC Shareholders"). The description of the acquisition transaction set forth herein is qualified in its entirety by the Stock Purchase Agreement, which is incorporated as Exhibit 2.

     The consideration paid by Orleans consisted of: (i) approximately $5 million in cash at closing, (ii) subordinated promissory notes of the Registrant in the aggregate principal amount of $1 million, payable over four years, (iii) 150,000 shares of common stock of the Registrant, par value $.10 per share, issuable in equal installments on each of the first four anniversaries of the closing of the acquisition, and (iv) payments to be made at the end of the next three fiscal years of the Registrant, not to exceed $1.25 million in the aggregate, calculated based on the pre-tax profits of PLC for such years. The Registrant borrowed approximately $4 million of the purchase price from Jeffrey
P. Orleans, Chairman, Chief Executive Officer and principal shareholder of the Registrant, under an existing line of credit. The Registrant used funds from operations to pay approximately $1 million of the purchase price. The Registrant determined the amount of the purchase price based on the book value of PLC at June 30, 2000. The acquisition will be accounted for as a purchase. The Registrant also agreed to deliver the following to the PLC Shareholders, in each case conditioned upon continued employment with PLC or another subsidiary of the
Registrant: (i) up to an aggregate of 150,000 shares of common stock of the Registrant, par value $.10 per share, in installments on each of the first four anniversaries of the closing of the acquisition, and (ii) payments at the end of the next three fiscal years of the Registrant, not to exceed $1.25 million in the aggregate, calculated based on the pre-tax profits of PLC for such years. The six former shareholders of PLC have the right to cause the Registrant to repurchase the common stock issued in this transaction approximately five years after the closing at a price of $3.33 per share.

     The acquisition included all of the assets and liabilities of PLC. The acquired assets were used by PLC in the homebuilding business in Virginia, North Carolina and South Carolina. The Registrant intends to continue to use the acquired assets in the homebuilding business.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED. It is impracticable to provide the required financial statements at the time of the filing of this report. The required financial statements will be filed within the time period required under applicable regulations under the Securities and Exchange Act of 1934.

     (b) PRO-FORMA FINANCIAL INFORMATION. It is impracticable to provide the required financial statements at the time of the filing of this report. The required financial statements will be filed within the time period required under applicable regulations under the Securities and Exchange Act of 1934.

     (c)  EXHIBITS.

          Exhibit 2. Stock Purchase Agreement, dated as of October 12, 2000, by and among the Registrant, Parker & Lancaster Corporation, and the selling stockholders party thereto.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ORLEANS HOMEBUILDERS, INC.


October 27, 2000                        By: /s/  Joseph A. Santangelo
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                                           Joseph A. Santangelo
                                           Chief Financial Officer,
                                           Secretary and Treasurer


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                                  EXHIBIT INDEX

Exhibit
Number                                      Description
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2                                   Stock Purchase Agreement, dated as of
                                    October 12, 2000, by and among the
                                    Registrant, Parker & Lancaster Corporation, and the selling stockholders party thereto.